Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (File Number 333-163271) of our report dated March 11, 2010 relating to the consolidated financial statements which appear in the Annual Report on Form 10-K of Ameris Bancorp for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia

March 26, 2010